Exhibit 5.2

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RESAAS Services Inc.:

We consent to the use of our report dated April 27, 2015, with respect to the consolidated statement of financial position of RESAAS Services Inc. as of December 31, 2014 and the related consolidated statements of comprehensive loss, shareholders’ equity and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus included in the Registration Statement on Form F-10.

Chartered Accountants

Vancouver, Canada

May 14, 2015

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.